Exhibit 99.1

Dynamix Corporation Announces Pricing of $150 Million Initial Public Offering

NEW YORK, Nov. 20, 2024 (GLOBE NEWSWIRE) -- Dynamix Corporation (the “Company”) announced the pricing of its initial public offering of 15,000,000 units at $10.00 per unit. The units will be listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “DNYXU” commencing Thursday, November 21, 2024. Each unit consists of one Class A ordinary share of the Company and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share of the Company at an exercise price of $11.50 per share. Once the securities constituting the units begin separate trading, the Company expects that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “DYNX” and “DYNXW,” respectively. The initial public offering is expected to close on Friday, November 22, 2024, subject to customary closing conditions.

The offering is being led by Cohen & Company Capital Markets as the lead book-running manager and Seaport Global Securities as joint book runner. Clear Street LLC is acting as co-manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to 2,250,000 additional units at the initial public offering price to cover over-allotments, if any.

The initial public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, Email: capitalmarkets@cohencm.com or Seaport Global Securities LLC, 360 Madison Avenue, 22nd Floor, New York, NY 10017, Attention: Prospectus SPAC Department, Email: SPACCapitalMarkets@seaportglobal.com.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 20, 2024. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction.

About Dynamix Corporation

Dynamix Corporation is a special purpose acquisition company incorporated under the laws of Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an initial business combination in any business or industry, but expects to target opportunities and companies that are in the energy and power value chain. The Company is led by the following seasoned investors and industry executives: Andrea “Andrejka” Bernatova, Chief Executive Officer and Chairman, Nader Daylami, Chief Financial Officer, Philip Rajan, Vice President of M&A and Strategy and board members, Lynn A. Peterson, Diaco Aviki and Tyler Crabtree.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact

Dynamix Corporation

Andrea Bernatova

1980 Post Oak Blvd., Suite 100,

PMB 6373,

Houston, TX, 77056

Tel: (214) 987-6100.